________________________________________________

Call Option Agreement

________________________________________________

by and between

YOU On Demand (Beijing) Technology Co., Ltd.

and

Yang Lan

and

Zhu Yun

and

Tianjin Sevenstarflix Network Technology Limited

April 5, 2016

This CALL OPTION AGREEMENT (“Agreement”) is entered into on this 5th day of April, 2016 in Beijing, People’s Republic of China (“PRC”), by and between:

(1)

YOU On Demand (Beijing) Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC, with its registered address at Suite 2603, 26/F, Tower A, 10 Jintongxi Road, Chaoyang District, Beijing, PRC (“Party A”);

(2)	Yang Lan, a PRC citizen and holder of identity card number 110108196803315727 (“Party B”);

(3)	Zhu Yun, a PRC citizen and holder of identity card number 630104197402260543 (“Party C”); and

(4)

Tianjin Sevenstarflix Network Technology Limited, a limited liability company incorporated under the laws of the PRC, with its registered address at Suite 305-55, 3/F, Zonghe Service Building D, Nangang Industrial Zone of Tianjin Economic Development Zone, Tianjin, PRC (“Company”).

WHEREAS:

A.

The Company is engaged in certain business activities in the PRC (“Business”). Party A has the expertise in consulting, and Party A and the Company have entered into a Technical Services Agreement dated as of 1 April 2016 to provide the Company with various technical, marketing and management consulting and other services in connection with the Business.

B.

Party B holds 99% and Party C holds 1% of the equity interests of the Company (collectively, “Equity Interests”). The Equity Interests represent RMB 50 million in the registered capital of the Company.

C.	Party B and Party C wish to grant Party A the option to purchase the entire Equity Interests, and Party A is willing to accept such option, in accordance with the terms and conditions set out below.

NOW THEREFORE, the parties agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions. Unless otherwise provided in this Agreement, the following terms shall have the meanings set forth below:

Business Day	means a day on which commercial banks are open for business in the PRC;

Call Notice	means the written notice sent by Party A to exercise the Option;

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Confidential Information

means any information of a confidential nature relating to the parties and the Company, including without limitation any confidential information concerning their respective structure, business activities (including financial information, client lists and business policies), technology, released or unreleased software or hardware products, and marketing plans, regardless of the format in which such information is stored or communicated, and including any excerpts, summaries or other derivative forms of the same;

Designated Person	means any person designated by Party A in writing;

Equity Pledge Agreement	means the Equity Pledge Agreement entered into between Party A, Party B and Party C on 1 April 2016;

Force Majeure

means any fire, flood, war, act of government or other natural or man-made event which is unforeseen by the parties (or if foreseen, reasonably unavoidable) and which prevents the performance of this Agreement by any or all of the parties, but excluding any shortage of credit;

Option	means the option for Party A or any Designated Person to purchase, at any time, all or part of the Equity Interests; and

Security Interest

means any security, right or interest of a third party, any purchase right, right of acquisition, right of set-off, or other security arrangement, including any security interest subject to this Agreement or the Equity Pledge Agreement.

1.2

Interpretation. All headings used herein are for reference purposes only and shall not affect the meaning or interpretation of any provision. Any reference to an Article or Appendix is to an article or appendix of this Agreement. For purposes of this Agreement, the term “PRC” refers to Mainland China, and unless explicitly provided herein does not refer to the Special Administrative Regions of Hong Kong and Macao or the territory of Taiwan. References to the masculine shall include the feminine and vice versa.

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2.	OPTION

2.1	Grant of Option. Each of Party B and Party C hereby irrevocably grants to Party A the Option to acquire his share of the Equity Interests in accordance with this Agreement.

2.2

Procedures. Upon Party A’s decision to exercise the Option, it shall send a Call Notice to Party B and Party C setting out: (a) the Equity Interests amount Party A wishes to acquire; (b) details of the corresponding exercise price; and (c) whether the Equity Interests being purchased will be transferred to Party A or to a Designated Person.

2.3

Exercise Price. The exercise price for the Equity Interests acquired by Party A or its Designated Person hereunder shall be determined by Party A at its discretion, subject to any restrictions imposed by PRC law.

2.4	Exercise of Option Right. Each time that Party A exercises the Option Party B and Party C shall:

2.4.1	convene a shareholders meeting, and pass the necessary resolutions to transfer the relevant portion of the Equity Interests to Party A or the relevant Designated Person; and

2.4.2

cause the Company and its directors to, and shall themselves, take all action necessary to effect the Option, including without limitation executing all documents, obtaining all approvals and performing all required steps to transfer the valid ownership of the Equity Interests to Party A or the Designated Person.

3.	UNDERTAKINGS

3.1

Undertakings of Party B and Party C in Regard to the Company. Each of Party B and Party C undertakes to vote in accordance with its Equity Interests in the Company and to take all other necessary action to ensure that the Company:

3.1.1

does not supplement or modify its articles of association or other constituent documents, increase or decrease its existing registered capital, change its business activities, or alter its capital structure, without the prior written consent of Party A;

3.1.2	manages its business and handles its financial and commercial affairs prudently and in accordance with relevant laws and codes of practice;

3.1.3

does not sell, assign, mortgage, or otherwise dispose of any legal or beneficial rights to or in any of its assets, business, or revenue, or permit the creation of any Security Interest at any time, without the prior written consent of Party A;

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3.1.4	does not incur, assume or guarantee any debts, without the prior written consent of Party A;

3.1.5	does not enter into any material contract valued in excess of RMB 10,000 without the prior written consent of Party A, except in the ordinary course of business;

3.1.6	does not, under any circumstance, enter into any contract valued in excess of RMB 200,000 without the prior written consent of Party A;

3.1.7	does not extend any loan or credit to any party, or provide any guarantee or assume any obligation of any party, without the prior written consent of Party A;

3.1.8	provides all information relating to its operations and financial affairs to Party A upon Party A’s request;

3.1.9	does not merge or consolidate with any third party or acquire or invest in any third party, without the prior written consent of Party A;

3.1.0	notifies Party A immediately should any legal action, arbitration or administrative procedure relating to its assets, operations or income arise or become likely to arise;

3.1.11

promptly executes all documents and takes all other actions which are reasonably necessary for the lawful performance of the provisions and aim of this Agreement and the documents beneficial to this Agreement;

3.1.12	does not pay dividends or distributions of any kind to its shareholders without the prior written consent of Party A.

3.2	Personal Undertakings of Party B and Party C. Party B and Party C each further undertakes to:

3.2.1	cause a shareholders meeting of the Company to vote in favor of the transfer of his share of the Equity Interests as contemplated hereunder, at the request of Party A;

3.2.2

promptly execute all documents and take all other actions which are reasonably necessary for the lawful performance of the provisions and objective of this Agreement and the documents beneficial to this Agreement;

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3.2.3	appoint only persons nominated by Party A to serve as directors of the Company; and

3.2.4

strictly comply with and perform the provisions of this Agreement and any other contracts entered into jointly or separately by the parties, and further undertakes and represents that he will not do anything which will affect the validity and enforceability of such contracts.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Party B and Party C. Each of Party B and Party C hereby represents and warrants to Party A that, as of the date of this Agreement:

4.1.1	he has the legal capacity to enter into and perform this Agreement;

4.1.2	his execution and performance of this Agreement will not result in a breach of any law, regulation, authorisation or agreement to which he is subject;

4.1.3	this Agreement constitutes legal, valid, and binding obligations enforceable against him;

4.1.4	he is the lawful owner of his share of the Equity Interests and has not created any Security Interest over such Equity Interests other than under the Equity Pledge Agreement; and

4.1.5	there is no ongoing or pending dispute, action, arbitration, administrative procedure or other legal proceeding against him.

4.2	Company. The Company represents and warrants to Party A that, as of the date of this Agreement:

4.2.1	it is a company incorporated and validly existing under the laws of the PRC;

4.2.2	it has all due power and authority to enter into and perform this Agreement;

4.2.3	its execution and performance of this Agreement will not result in a breach of any law, regulation, authorization or agreement to which it is subject;

4.2.4	it is the lawful owner of its assets, and has not created any Security Interest over such assets;

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4.2.5	it does not have any outstanding debts other than those incurred in the ordinary course of business and which have been disclosed to Party A; and

4.2.6	there is no ongoing or pending dispute, action, arbitration, administrative procedure or other legal proceeding relating to the Equity Interests, its assets or itself.

5.	TERM

This Agreement will take effect on the date first set out above, and shall continue with full force and effect until the earlier of the date on which:

5.1	Party A has acquired the entire Equity Interests; and

5.2	this Agreement is terminated by the mutual written consent of the parties.

6.	BREACH OF CONTRACT

6.1	Breach. A party shall be deemed to be in breach of this Agreement if:

6.1.1

he fails to perform its obligations under this Agreement fully and in a timely manner, and does not rectify any such failure within 30 days after written demand from any other party requesting the same; or

6.1.2	any representation or warranty made by such party hereunder proves to be or becomes materially false, misleading or untrue.

6.2	Liability for Breach. Any party that breaches this Agreement shall indemnify the other parties against, and compensate them for, any damages or loss incurred as a result, including third party claims.

7.	CONFIDENTIALITY

7.1

Confidentiality Obligations. Each party (“Receiving Party”) shall maintain the strict confidentiality of any and all Confidential Information of any other party (“Disclosing Party”) to which it may become privy before or during the performance of this Agreement, and shall not disclose any such Confidential Information to any third party except to its relevant employees, officers, affiliates and advisors (as applicable) on a “need-to-know” basis and provided that the aforesaid recipients of Confidential Information are subject to written confidentiality undertakings which are no less strict than the obligations set out herein. Any Confidential Information of the Disclosing Party which is received by the Receiving Party hereunder shall be used for the sole purpose of performing this Agreement and such other purpose as the Disclosing Party shall have permitted in writing.

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7.2	Exceptions. The disclosure of Confidential Information by the Receiving Party shall not be deemed a breach of its confidentiality obligations under the following circumstances;

7.2.1	the Disclosing Party has given its prior written consent to the disclosure;

7.2.2	the Confidential Information has entered the public domain through no fault or wrongful act of the Receiving Party;

7.2.3

the Confidential Information has been rightfully received by the Receiving Party from a third party which developed such information independently and was not subject to any confidentiality obligation with regard to the same;

7.2.4

the Confidential Information was, prior to this Agreement or any other separate non-disclosure agreement previously existing between the parties and independently developed by the Receiving Party without the use, directly or indirectly, of the Confidential Information; or

7.2.5

where the disclosure of Confidential Information is required pursuant to law or a court order of competent jurisdiction, provided that such disclosure shall be limited to the extent required by such applicable law or court order, and provided further that the Receiving Party has notified the Disclosing Party of the need to disclose the Confidential Information in question, such that the Disclosing Party shall have the opportunity to oppose the disclosure thereof by means of any available objections or appeals.

8.	FORCE MAJEURE

8.1

A party who is not able to perform its obligations hereunder as a direct result of Force Majeure, shall not be deemed to be in breach of this Agreement, provided that the following conditions are satisfied simultaneously:

8.1.1	its failure to perform its obligations hereunder has been directly caused by Force Majeure;

8.1.2	it has used commercially reasonable efforts to perform its obligations hereunder and, has taken necessary precautions to reduce the losses to the other parties arising from the Force Majeure;

8.1.3	it has immediately informed the other parties in writing after the occurrence of Force Majeure; and

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8.1.4

it has provided written information and supporting documentation, including a statement of the reasons for the delay in implementing or partially implementing this Agreement, within 15 days after the occurrence of Force Majeure.

9.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

10.	DISPUTE RESOLUTION

10.1

If any dispute arises in connection with this Agreement, the parties shall attempt in the first instance to resolve it through friendly consultations or mediation. If any dispute cannot be resolved within thirty (30) days after the commencement of discussions, such dispute shall be referred to and finally resolved by arbitration in Beijing under the auspices of the China International Economic and Trade Arbitration Commission in accordance with the Commission’s then-current arbitration rules. The arbitration shall be conducted in [both the English and Chinese] languages before a tribunal of three (3) arbitrators appointed in accordance with the said rules.

10.2

The arbitral award shall be final and binding on the parties. The winning party may, at the cost and expense of the losing party(ies), apply to any court of competent jurisdiction for enforcement of such arbitral award.

10.3	During the period when the dispute is being resolved, except for the matters under dispute, the parties shall continue performing this Agreement in all respects.

11.	MISCELLANEOUS

11.1

Notices. All notices or other communications hereunder shall be written in English, and delivered in person (including by courier), by first class mail or facsimile, to the addresses set forth below. A notice shall be deemed to have been delivered (a) on the date of signing of the delivery receipt in the case of delivery in person (including by courier); (b) on the 10th day of the mailing date in the case of delivery by mail; and (c) on the date recorded in the transmission record in the case of facsimile, unless delivery is made after 5 pm on a Business Day or on a non-Business Day in the place of receipt, in which case delivery shall be deemed to occur at 9 am on the following Business Day.

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Party A:	YOU On Demand (Beijing) Technology Co., Ltd.

Address:	Suite 2603, 26/F, Tower A, 10 Jintongxi Road,
Chaoyang District, Beijing, PRC
Tel:	+86 10 8590 6561
Fax:	+86 10 8590 6577
Attn:	Grace He

Party B:	Yang Lan

Address:	No. 602 Unit 1 18/F, No. 19 West Third Ring North
Road, Haidian District, Beijing, PRC
Tel:	+86 10 8776 2856

Party C:	Zhu Yun
Address:	No.501, Room 13, 15th Floor, Liuheyuan,
Shijingshan District, Beijing, PRC.
Tel:	+86 138 0111 9910

Company:	Tianjin Sevenstarflix Network Technology Limited

Address:	Suite 305-55, 3/F, Zonghe Service Building D,
Nangang Industrial Zone of Tianjin Economic
Development Zone, Tianjin, PRC
Tel:	+86 10 8590 6561
Fax:	+86 10 8590 6577
Attn:	Mei Chen

11.2

Entire Agreement. This Agreement constitutes the entire agreement among the parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

11.3

Amendment. This Agreement may be amended only by a written agreement signed by the parties, which amendment shall be attached to this Agreement as an Appendix. If required by law, the parties shall obtain all requisite approvals from the relevant authorities to give effect to the amendment.

11.4

No Waiver. Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of any party to exercise any right, authority or privilege under this Agreement, or under any other related agreement, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

11.5

Severability. The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

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11.6	Successors. This Agreement shall be valid and binding on the parties, their successors and permitted assigns (if any).

11.7

Assignment. Party B, Party C and the Company shall not assign any of their rights or obligations hereunder without the prior written consent of Party A. Party A shall have the right to assign all or any of its rights or obligations under this Agreement to a Designated Person at any time. Party B, Party C and the Company shall cooperate fully with Party A to affect any such assignment, including without limitation signing any documentation.

11.8

Counterparts. This Agreement may be executed in any number of counterparts. Each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute one and the same instrument.

11.9	Languages and Versions. This Agreement is executed in four (4) original English language sets. Each party shall retain one (1) such original set.

[The space below is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed or have caused this Agreement to be executed by their duly authorized representatives on the date first indicated above.

For and on behalf of
YOU On Demand (Beijing) Technology Co., Ltd.
(Company Seal)

Signature:	/s/ Wang Pao Yun
Name:	Wang Pao Yun
Title:	Legal Representative

Yang Lan

Signature:	/s/ Yang Lan

Zhu Yun

Signature:	/s/ Zhu Yun

For and on behalf of
Tianjin Sevenstarflix Network Technology Limited
(Company Seal)

Signature:	/s/ Zhu Yun
Name:	Zhu Yun
Title:	Legal Representative

Signature Page to Call Option Agreement